Exhibit 4.1

Linde plc

3.700% €650,000,000 Unsecured Notes due 12 November 2029

Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR” or “€”)

Notional Amount:	€650,000,000

Pricing Date:	5 November 2026

Settlement Date:	12 November 2026 (T+5)

Maturity Date:	12 November 2029

First Coupon Date:	12 November 2027

Term of Notes:	3 years

Spread over EUR-MS:	+43 bps

EUR-MS Rate (p.a.):	3.306%

Re-offer yield (p.a.):	3.736%

Coupon (p.a.):	3.700% per year

Issue / Re-offer Price:	99.900% of the Notional Amount

Redemption:	100%

Fees:	20bps of the Notional Amount (incl. 15bps base fee1 / 5bps discretionary fee2)

All-in Price (net of fees):	99.700% of the Notional Amount

Net Proceeds:	€648,050,000

Benchmark Bund:	OBL 2 1⁄2 10/11/29

Benchmark Price:	98.57%

Re-offer spread vs. Benchmark:	+71.8 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on 12 November each year

Business Day Convention:	Following, Unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund plus 15 bps

1 month Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

[1]	To be split between Active Bookrunners (24.00% each), Co-Managers Group A (3.60% each), Co-Managers Group B (2.00% each)
[2]	To be split equally between Active Bookrunners

Documentation:	Under the Base Prospectus dated 4 May 2026 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”), supplemented by a 1st supplement dated 30 October 2026

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK MiFIR product governance):	Manufacturer target market (MiFID II product governance and UK MiFIR product governance rules) is eligible counterparties and professional clients only (all distribution channels). No sales to retail in EEA or in the United Kingdom. No EU PRIIPs key information document (KID) or UK disclosure document required by the FCA Product Disclosure Sourcebook (DISC) will be prepared.

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3561003289 / Common Code: 356100328

Settlement Bank:	HSBC Continental Europe

Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Active Bookrunners:	BofA Securities Europe SA, HSBC Continental Europe, Société Générale

Co-managers Group A:	Australia and New Zealand Banking Group Limited, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Bank of China (Europe) S.A., Standard Chartered Bank

Co-managers Group B:	Bayerische Landesbank, BNY Mellon Capital Markets, LLC, Landesbank Baden-Württemberg, Landesbank Hessen-Thüringen Girozentrale, Skandinaviska Enskilda Banken AB (publ)

Linde plc

4.000% €650,000,000 Unsecured Notes due 12 November 2033

Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR” or “€”)

Notional Amount:	€650,000,000

Pricing Date:	5 November 2026

Settlement Date:	12 November 2026 (T+5)

Maturity Date:	12 November 2033

First Coupon Date:	12 November 2027

Term of Notes:	7 years

Spread over EUR-MS:	+73 bps

EUR-MS Rate (p.a.):	3.303%

Re-offer yield (p.a.):	4.033%

Coupon (p.a.):	4.000% per year

Issue / Re-offer Price:	99.802% of the Notional Amount

Redemption:	100%

Fees:	22.5bps of the Notional Amount (incl. 17.5bps base fee3 / 5bps discretionary fee4)

All-in Price (net of fees):	99.577% of the Notional Amount

Net Proceeds:	€647,250,500

Benchmark Bund:	DBR 2.6 08/15/33

Benchmark Price:	96.65%

Re-offer spread vs. Benchmark:	+87.6 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on 12 November each year

Business Day Convention:	Following, Unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund plus 15 bps

3 months Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

Documentation:	Under the Base Prospectus dated 4 May 2026 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”), supplemented by a 1st supplement dated 30 October 2026

Use of Proceeds:	General corporate purposes

Governing Law:	German

[3]	To be split between Active Bookrunners (24.00% each), Co-Managers Group A (3.60% each), Co-Managers Group B (2.00% each)
[4]	To be split equally between Active Bookrunners

Target Market (MIFID II and UK MiFIR product governance):	Manufacturer target market (MiFID II product governance and UK MiFIR product governance rules) is eligible counterparties and professional clients only (all distribution channels). No sales to retail in EEA or in the United Kingdom. No EU PRIIPs key information document (KID) or UK disclosure document required by the FCA Product Disclosure Sourcebook (DISC) will be prepared.

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3561005227 / Common Code: 356100522

Settlement Bank:	HSBC Continental Europe

Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Active Bookrunners:	BofA Securities Europe SA, HSBC Continental Europe, Société Générale

Co-managers Group A:	Australia and New Zealand Banking Group Limited, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Bank of China (Europe) S.A., Standard Chartered Bank

Co-managers Group B:	Bayerische Landesbank, BNY Mellon Capital Markets, LLC, Landesbank Baden-Württemberg, Landesbank Hessen-Thüringen Girozentrale, Skandinaviska Enskilda Banken AB (publ)

4